Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(21,022,000)
Unrealized Gain (Loss) on Market Value of Commodity Futures	2,003,240
Dividend Income	315,804
Interest Income	430,982
ETF Transaction Fees	1,400
Total Income (Loss)	$(18,270,574)

Expenses
General Partner Management Fees	$122,616
Professional Fees	4,201
Brokerage Commissions	12,774
Directors' Fees and insurance	6,686
Total Expenses	$146,277
Net Income (Loss)	$(18,416,851)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/23	$204,934,922
Additions (100,000 Shares)	2,428,709
Withdrawals (350,000 Shares)	(9,005,111)
Net Income (Loss)	(18,416,851)

Net Asset Value End of Month	$179,941,669
Net Asset Value Per Share (7,350,000 Shares)	$24.48

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596